UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2016, ABIOMED, Inc. (the “Company”) entered into a new lease (the “Lease”) with the Thibeault Nominee Trust, a Massachusetts nominee trust (“Thibeault”), for the Company’s existing corporate headquarters space located at 18-22 Cherry Hill Drive in Danvers, Massachusetts (the “Facility”).

The initial term of the Lease will commence on August 12, 2016 and terminate on August 31, 2026. The Company will have the option to extend the initial term for three separate periods of five years each. The Company will be obligated to pay: (a) $104,705.83 per month from August, 2016 (prorated from August 12, 2016 through August 31, 2016) through August 31, 2017; (b) $112,447.50 per month from September 1, 2017 through August 31, 2020; (c) $115,855.00 per month from September 1, 2020 through August 31, 2023; and (d) $122,670.00 per month from September 1, 2023 through August 31, 2026. The Lease also grants the Company an exclusive option to buy the Facility on or before August 31, 2022, subject to certain conditions set forth therein. In addition, the Lease grants the Company a one-time right of first offer to purchase the Facility from September 1, 2022 until August 31, 2026, if Thibeault determines it would like to sell the Facility or receives an offer to buy the Facility from a third-party buyer.

The foregoing is a summary description of certain terms in the Lease and is qualified in its entirety by reference to the full text of the Lease, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 12, 2016, in connection with the entry into the Lease, the Company and Thibeault terminated the previously existing lease for the Facility between the parties dated February 24, 2014, as amended by the First Amendment to Lease dated April 30, 2015 and the Second Amendment to Lease effective January 1, 2016.

On August 12, 2016 the Company sent a notice of termination to Thibeault that terminated the purchase and sale agreement it had entered into with Thibeault to acquire the Facility for $16.5 million. In connection with the termination, the Company has requested the return of the $100,000 escrow deposit that was made pursuant to the purchase and sale agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Stephen C. McEvoy
Stephen C. McEvoy
Vice President and General Counsel

Date: August 18, 2016